Exhibit 32.2

I, Kofi A. Bruce, Chief Financial Officer of General Mills, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)    the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended November 23, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 17, 2025

/s/ Kofi A. Bruce
Kofi A. Bruce
Chief Financial Officer
1